Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form S-1 of PQ Holdings Inc. of our report dated February 11, 2014 relating to the consolidated financial statements and financial statement schedule of PQ Holdings Inc., which appears in such Registration Statement. We also consent to the reference to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 11, 2014